Exhibit 99.1
SurModics Reports First Quarter 2006 Results
Sixth Consecutive Quarter of Record Non-GAAP Net Income
EDEN PRAIRIE, Minnesota — January 25, 2006 — SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and drug delivery technologies to the healthcare industry, today reported financial results for the first quarter ended December 31, 2005.
First Quarter Highlights:
•	Revenue of $16.5 million, up 17% year-over-year

•	R&D revenue of $1.8 million, up 62% sequentially

•	GAAP results:
•	Operating income of $8.6 million

•	Net income of $6.2 million

•	Diluted EPS of $0.33
•	Non-GAAP results:
•	Record operating income of $9.7 million

•	Record net income of $6.6 million

•	Record diluted EPS of $0.35
•	Four new licenses signed, including one with Conor Medsystems for the hydrophilic coating on their next generation drug eluting stent delivery system

•	Record CYPHER sales of $670 million

•	6th consecutive quarter of record non-GAAP net income

•	7th consecutive quarter with non-Cordis revenue exceeding Cordis revenue
“SurModics is pleased to report strong revenue and record adjusted earnings for the first quarter of fiscal year 2006,” said Bruce Barclay, President and CEO. “This marks the sixth consecutive quarter of record non-GAAP net income for SurModics. Several significant events occurred during the quarter. We are particularly encouraged by the strong sequential growth in research and development revenue, which is the highest in four quarters. We believe the sequential growth in R&D revenue speaks to the relevance our technologies have for our customers. A significant amount of the growth in R&D revenue resulted from customer supported projects incorporating our site specific drug delivery technologies for cardiovascular and ophthalmology applications. Our R&D organization continues to make terrific progress on many high potential projects with our growing customer base.”

“One year after closing the InnoRx acquisition, we are delighted with the strong customer interest in our drug delivery platforms, portfolio of polymer technologies and collaborative development capabilities, as more companies evaluate their drugs for treating serious diseases of the eye,” continued Barclay. “We are pleased to report that SurModics currently has multiple paid feasibility and development programs in ophthalmology underway, evaluating both our drug delivery platforms and polymer matrix technologies. At least one of these programs is being sponsored by a major pharmaceutical company. In addition, early feedback from the clinical trial of our I-vation™ Intravitreal Implant has been very positive, and we expect to complete enrollment in the near term.”
“Further, our customers continue to generate meaningful results which we believe will benefit SurModics both now and in the future,” commented Barclay. “The CYPHER Sirolimus-eluting Coronary Stent from Cordis Corporation, a Johnson & Johnson company, generated record sales in the quarter; FoxHollow issued strong 2006 revenue guidance; and we are pleased to report that Novocell commenced their Phase I/II human clinical trial in December.”
Revenue for the first quarter of fiscal 2006 was $16.5 million, an increase of 17% from $14.1 million in the year earlier period. R&D revenue of $1.8 million represents a sequential increase of 62% from $1.1 million in the September quarter and a slight decline from the first quarter of 2005 when InnoRx, which we acquired in January 2005, was an important R&D customer. On a GAAP basis, operating income was $8.6 million; net income was $6.2 million; and diluted earnings per share was $0.33. This quarter marks the first period in which SurModics’ results include expensing of stock options, as required by SFAS No. 123(R). GAAP results also include a $465,000, or $0.02 per diluted share, benefit related to the reversal of a tax reserve.
On a non-GAAP basis, operating income grew 12% to a record $9.7 million, from $8.7 million in the prior-year period. Net income increased 24% to a record $6.6 million, from $5.3 million in the same period last year. Diluted earnings per share was a record $0.35, compared with $0.30 in the first quarter of fiscal 2005. Non-GAAP results exclude non-cash compensation charges and the tax benefit further detailed in Note (4) of the Statements of Income for the quarter ended December 31, 2005. Operating expenses, after excluding non-cash compensation charges, were the lowest in three quarters. Construction of new coating suites and manufacturing space at our Eden Prairie, Minnesota headquarters is ahead of schedule and under budget. We now project the roughly $1 million savings in annual operating expenses from exiting our Bloomington, Minnesota facility to commence in the third quarter of fiscal 2006.
SurModics’ pipeline continues to represent significant potential. The company signed four new licenses in the first quarter, making good progress toward its goal of 15 for fiscal year 2006. One of these licenses is with Conor Medsystems for use of SurModics’ hydrophilic coating technology on their next generation DES delivery system. As of December 31, 2005, SurModics’ customers had 80 licensed product categories generating royalty revenue, unchanged from the prior-year period; the total number of licensed product classes not yet launched was 74, compared with 63 in the prior-year period; and major non-licensed opportunities totaled 67, compared with 68 a year ago. In total, SurModics now has 141 potential commercial products in development representing each of the company’s four focus markets — Cardiovascular, Neurology, Ophthalmology and Orthopedics.
“SurModics remains in excellent financial condition,” said Phil Ankeny, Chief Financial Officer and Vice President, Business Development. “We are managing our expenses responsibly, without compromising our investment in R&D. Our balance sheet remains strong, with a cash and investment balance of $80.5 million and no debt as of December 31, 2005. We continue to have an active business development pipeline, as we evaluate potentially compelling opportunities to put our balance sheet to work.”
Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the company’s web site, www.surmodics.com, and click on the first quarter webcast icon. A replay of the first quarter conference call will be available by dialing 800-405-2236 and entering conference call ID 11050823. The audio replay will be available beginning at 6:00 p.m. CT on Wednesday, January 25, until 6:00 p.m. CT on Wednesday, February 1.

About SurModics, Inc.
SurModics, Inc. is a leading provider of surface modification technologies in the areas of biocompatibility, site-specific drug delivery, biological cell encapsulation, and medical diagnostics. SurModics partners with the world’s foremost medical device, pharmaceutical and life science companies to bring innovation together for better patient outcomes. Recent collaborative efforts include the implementation of SurModics’ Bravo™ drug delivery polymer matrix as a key component of the first-to-market drug-eluting coronary stent and the use of the CELLabration™ encapsulation system as an immunoprotective coating for implantable human islet cells. SurModics is also active in the ophthalmology market with a sustained drug delivery system that is currently in human trials for treatment of retinal disease. A significant portion of SurModics’ revenue is generated by royalties earned from the sale of our customers’ commercial products. SurModics is headquartered in Eden Prairie, MN. More information about the company can be found at www.surmodics.com. The content of SurModics’ web site is not part of this release or part of any filings the company makes with the SEC.
Safe Harbor for Forward Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and SurModics intends that such forward looking statements be subject to the safe harbor created thereby. SurModics does not undertake an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact
Phil Ankeny, Chief Financial Officer and Vice President, Business Development
(952) 829-2700

SurModics, Inc.
Statements of Income
Reconciliation of GAAP to Non-GAAP Amounts
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31, 2005
				Non-
	GAAP(1)	Adjustments		GAAP(2)

Revenue:
Royalties and license fees	$12,275			$12,275
Product sales	2,347			2,347
Research & development	1,843			1,843

Total revenue	16,465			16,465

Operating expenses:
Product	681	(23)	(3)	658
Research & development	4,593	(452)	(3)	4,141
Sales & marketing	324	(38)	(3)	286
General & administrative	2,287	(649)	(3)	1,638

Total operating expenses	7,885	(1,162)		6,723

Income from operations	8,580	1,162		9,742

Investment income	728			728

Income before income taxes	9,308	1,162		10,470

Income tax provision	(3,090)	(808)	(4)	(3,898)

Net income	$6,218	354		$6,572

Basic net income per share	$0.34			$0.36

Diluted net income per share	$0.33			$0.35

Weighted average shares outstanding
Basic	18,436			18,436
Diluted	18,643			18,935

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP figures exclude non-cash compensation charges and the tax items detailed in Note (4).

(3)	Reflects non-cash compensation charges.

(4)	Non-GAAP effective tax rate is 37.2% vs. an assumed GAAP continuing operations effective tax rate of 38.4%. In addition, non-GAAP results exclude a $465,000 benefit related to the reversal of a tax accrual resulting from settlement during the quarter of a state’s prior year tax returns.

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SurModics, Inc.
Statements of Income
Reconciliation of GAAP to Non-GAAP Amounts
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31, 2004
			Non-
	GAAP(1)	Adjustments	GAAP(2)

Revenue:
Royalties and license fees	$10,091		$10,091
Product sales	2,000		2,000
Research & development	1,978		1,978

Total revenue	14,069		14,069

Operating expenses:
Product	620		620
Research & development	3,355		3,355
Sales & marketing	262		262
General & administrative	1,194	(94) (3)	1,100

Total operating expenses	5,431	(94)	5,337

Income from operations	8,638	94	8,732

Investment income	(28)		(28)

Income before income taxes	8,610		8,704

Income tax provision	(3,373)	(36)	(3,409)

Net income	$5,237	58	$5,295

Basic net income per share	$0.30		$0.30

Diluted net income per share	$0.29		$0.30

Weighted average shares outstanding
Basic	17,574		17,574
Diluted	17,950		17,950

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP figures exclude non-cash compensation charges.

(3)	Reflects non-cash compensation charges.

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SurModics, Inc.
Condensed Balance Sheets
(In thousands)

	December 31,	September 30,
	2005	2005
Assets	(Unaudited)
Current assets:
Cash & investments	$33,638	$24,445
Accounts receivable	11,307	10,996
Inventories	1,153	1,091
Other current assets	1,535	5,072

Total current assets	47,633	41,604

Property & equipment, net	16,658	14,832
Long-term investments	46,898	48,874
Other assets	19,434	18,915

Total assets	$130,623	$124,225

Liabilities & Stockholders’ Equity

Total current liabilities	$3,785	$5,123

Other liabilities	3,428	3,521

Total stockholders’ equity	123,410	115,581

Total liabilities & stockholders’ equity	$130,623	$124,225

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